Exhibit 21.1

                                 WORLDTEX, INC.
                                  Subsidiaries

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

                                                           State or Other
Name of Subsidiary                                 Jurisdiction of Incorporation
------------------                                 -----------------------------

Filix Lastex S.A.                                            France

Galaurtex Sarl, S.A.                                         France

Moulinage de la Galaure                                      France

Worldtex France, S.A.                                        France

Willcox & Gibbs Filix of Delaware                            Delaware

Rubyco (1987), Inc.                                          Quebec

Regal Yarns of Argentina                                     North Carolina

Regal Manufacturing Company, Inc.                            Delaware

Fibrexa Ltda                                                 Colombia

Worldtex Colombiana I                                        Delaware

Worldtex Colombiana II                                       Delaware